!

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

FULGENT GENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37894	81-2621304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4399 Santa Anita Avenue El Monte, California	91731
(Address of Principal Executive Offices)	(Zip Code)

(626) 350-0537

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FLGT	The Nasdaq Stock Market (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2026 (the “Effective Date”), at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Fulgent Genetics, Inc. (the “Company”), the Company’s stockholders approved the Fulgent Genetics, Inc. 2026 Equity Incentive Plan (the “2026 Plan”). The 2026 Plan replaced the Company’s Amended and Restated 2016 Omnibus Incentive Plan (the “Prior Plan”), and awards made under the 2026 Plan will be made consistent with the terms of the 2026 Plan. No additional grants will be made under the Prior Plan on or after the Effective Date. Outstanding grants under the Prior Plan will continue to be in effect in accordance with their terms. Subject to adjustment as described therein, the 2026 Plan authorizes the issuance of 2,000,000 new shares of our common stock, and up to 1,500,000 additional shares of our common stock if awards under the Prior Plan are forfeited or cancelled on or after the Effective Date.

The 2026 Plan is described in further detail in “Proposal No. 4 Approval of the Fulgent Genetics, Inc. 2026 Equity Incentive Plan-Summary of Material Features of the 2026 Plan” of the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026 (the “Proxy Statement”), which description is incorporated herein by reference. The description of the 2026 Plan contained in the Proxy Statement and in the Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety, by reference to the complete text of the 2026 Plan, which is set forth in Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2026 at 9:00 a.m. Pacific Time, the Company held its Annual Meeting at the Company’s offices at 4399 Santa Anita Avenue, El Monte, California 91731. Of the Company’s 29,747,420 shares of common stock issued and outstanding and eligible to vote as of the record date of March 20, 2026, a quorum of 24,578,996 shares, or approximately 83% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the Proxy Statement. The following actions were taken at the Annual Meeting:

Proposal 1

Election of the following nominees as directors of the Company, each to serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Vote
Ming Hsieh	21,979,668	276,275	2,323,053
Linda Dong	16,836,781	5,419,162	2,323,053
Michael Nohaile, Ph.D.	17,258,629	4,997,314	2,323,053
Regina Groves	16,240,666	6,015,277	2,323,053

Proposal 2

Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
24,470,414	87,192	21,390	—

Proposal 3

Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
19,800,226	2,410,239	45,478	2,323,053

Proposal 4

Approval of the Company's 2026 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
18,693,758	3,513,983	48,202	2,323,053

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Fulgent Genetics, Inc. 2026 Equity Incentive Plan.
10.2+	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement under the Fulgent Genetics, Inc. 2026 Equity Incentive Plan.
10.3+	Form of Stock Option Grant Notice and Stock Option Agreement under the Fulgent Genetics, Inc. 2026 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+Management compensation plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2026	FULGENT GENETICS, INC.

	By:	/s/ Paul Kim
	Name:	Paul Kim
	Title:	Chief Financial Officer